Exhibit 1.01

Applied Optoelectronics, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2016

This report for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which under current guidance are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

1.	Company Overview

This report has been prepared by the management of Applied Optoelectronics, Inc. (herein referred to as “AOI,” the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries.

AOI is a leading, vertically integrated provider of fiber-optic networking products, primarily for four networking end-markets: internet data center, cable television, or CATV, and fiber-to-the-home, or FTTH, and telecom. We design and manufacture a range of optical communications products at varying levels of integration, from components, subassemblies and modules to complete turn-key equipment. Conflict Minerals are necessary to the functionality or production of semiconductor and module products. In designing products for our customers, we begin with the fundamental building blocks of lasers and laser components, which require the use of 3TG metals. From these foundational products, we design and manufacture a wide range of products to meet our customers’ needs and specifications, and such products differ from each other by their end market, intended use and level of integration. We are primarily focused on the higher-performance segments within all four of our target markets, which increasingly demand faster connectivity and innovation. Therefore, the majority of our semiconductor and module products, as well as components that are part of those products, require the use of Conflict Minerals.

2.	Supply Chain

The supply chain for 3TG consists of many supplier chain tiers. Before reaching AOI’s direct suppliers, 3TG will go from mines, to traders, exporters, smelters or refiners (referred to as smelters), alloy producers and component manufacturers, and sometimes intermediate suppliers. Since one or more of the 3TG metals are contained in the majority of AOI’s products, a significant portion of AOI’s suppliers also use these metals in their products. AOI sources products and components from approximately 500 first tier suppliers globally. First tier suppliers are those suppliers that AOI selected and with whom we have a direct business relationship. These first tier suppliers select their suppliers (second tier suppliers), which in turn have their own group of suppliers (third tier), and so on. AOI works with and through its first tier suppliers to investigate the deeper levels of our supply chain, in order to determine the origin of 3TG metals contained in AOI products.

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Accordingly, we participate in a number of industry-wide initiatives as described below.

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3.	Conflict Minerals Policy

AOI is committed to working with our global supply chain to ensure compliance with the SEC’s conflict minerals rules. We have established a conflict minerals compliance program that is designed to follow the framework established by the Organization for Economic Co-operation and Development (“OECD”).

Pursuant to our conflict minerals compliance program, our supplier contracts include conflict mineral due diligence and reporting requirements. Any direct sourcing by AOI of tin, tungsten, tantalum and gold is sourced with the goal that it only be from Democratic Republic of Congo Conflict-Free sources, as defined in the SEC’s conflict minerals rule. As we become aware of instances where minerals in our supply chain potentially finance armed groups, as defined in the SEC’s conflict minerals rule, we work with our suppliers to find alternate conflict-free sources.

Our policy is publicly available on our website at http://ao-inc.com/about-our-company/global-compliance.

4.	Due Diligence Overview

We conducted a survey of our supply chain by adopting the template developed by the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”), known as the Conflict-Free Sourcing Initiative (“CFSI”) Conflict Minerals Reporting Template (“CMRT”). The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on EICC’s website. The CMRT is being used by many companies in their due diligence processes related to conflict minerals.

AOI does not engage directly with mines or smelters and thus AOI does not have information on 3TG country of origin. We rely on information from the Conflict-Free Smelter Program (“CFSP”), a voluntary initiative managed by the CFSI in which an independent third party audits the procurement activities of a smelter or refiner to determine, with reasonable confidence that the minerals it processes originated from conflict-free sources. Upon completion of a successful audit, the smelter or refiner is designated by the CFSI as “Compliant.”

5.	Due Diligence Process

AOI has established management systems and due diligence measures as a basis for supply-chain management and disclosure compliance relating to the Conflict Minerals necessary to the functionality or production of our products and required to be reported under the Rule.

Our due diligence measures have been designed to conform, in all material respects, to the five-step framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance). The design of AOI’s Conflict Mineral Process includes the following:

Step #1: Establish Strong Company Management Systems

•	AOI’s management is committed to sourcing conflict free materials. A conflict minerals policy was adopted and is available on our website at http://ao-inc.com/about-our-company/global-compliance.
•	Our commitment is reflected in our Quality Objective, Purchasing Agreements, Purchasing Orders and SOPs.

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Step #2: Identify and Assess Risk in the Supply Chain

•	AOI requests that its suppliers complete in full the CMRT. The CMRT is used to provide AOI with information regarding its suppliers’ practices with respect to the sourcing of conflict minerals to enable it to comply with its requirements under the Rule.
•	AOI’s legal, quality assurance and supply chain departments manage the collection of information reported on the CMRT by its suppliers.
•	Once AOI receives CMRTs from our supply chain, we identify high risk vendors. High risk vendors are those that use non CFSI-Compliant smelters or those that do not submit a completed CMRT.

Step #3: Design and Implement a Strategy to Respond to Identified Risks

•	Once a high risk vendor has been identified, AOI will hold an internal stakeholders meeting to discuss corrective actions to be taken.
•	Such corrective actions include, but are not limited to, disengaging in trade with the high risk vendor and finding alternate vendors.

Step #4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

•	Given that we do not have a direct relationship with the smelters and refiners that process the conflict minerals that are present in our products, we rely on the CFSI to conduct third-party audits of smelters and refiners.
•	AOI relies on the EICC and GeSI initiative to validate supply chain due diligence.
•	AOI expects our supply chain to adhere to all local, national and international laws and requirements.

Step #5: Report on Supply Chain Due Diligence

•	As a publicly traded company in the United States, AOI will submit an annual SD Report to the SEC per the Securities and Exchange Act of 1934 Section 1502 as amended by the Dodd-Frank Act of 2010.

6.	Due Diligence Performed

Annually, AOI requests CMRTs from our supply chain. It is the responsibility of our supply chain to provide AOI with a CMRT and to ensure their supply chains are conflict free. Once AOI receives the completed CMRT, AOI will review the submission for completeness and consistency. AOI will then compare smelter data, made available by the CFSI, concerning the country of origin. If a vendor submits a CMRT that does not contain a non CFSI-Compliant smelter, then no further action will be taken by AOI.

For vendors that do not submit a CMRT, AOI will follow up with the vendor and continue to request a completed CMRT. If the vendor does not submit a CMRT after multiple requests, then corrective actions, up to and including disengaging in trade, will be taken.

For vendors that submit a CMRT containing a non CFSI-Compliant smelter, AOI will request that the vendor take corrective actions and become conflict free. If the vendor does not satisfactorily implement steps to become conflict free, then corrective actions, up to and including disengaging in trade, will be taken.

AOI works with and through its first tier suppliers to investigate the deeper levels of our supply chain, in an effort to determine the origin of 3TG metals contained in AOI products.

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7.	Due Diligence Results

The results of our due diligence indicates that the sources of Conflict Minerals are (1) from recycled or scrap materials, (2) from within the Democratic Republic of the Congo or adjoining countries (the “Covered Countries”), or (3) from outside the Covered Countries. From the responses we have received from our direct suppliers from our supply chain survey for 2016, 332 smelters and refiners were listed within their supply chains. All 332 have been designated as of November 30, 2016 as Active or Compliant under the CFSP. The complete list of smelters and refiners is attached in Exhibit A.

AOI does not engage directly with mines or smelters and thus AOI does not have information on 3TG country of origin.

8.	Conflict-Free Sourcing Continuous Improvements

As part of AOI’s commitment to Conflict Minerals due diligence, AOI has taken, or will take, the following steps to further mitigate the risk that our Conflict Minerals benefit armed groups in the Covered Countries:

•	Continue to engage with suppliers to obtain complete CMRTs;
•	Encourage the development of supplier capabilities to perform conflict-minerals related due diligence;
•	Review our supply chain quarterly to ensure new vendors are aware of the conflict-mineral free policy and to encourage existing vendors to submit their CMRTs timely;
•	Provide ongoing training regarding emerging best practices and other relevant topics to legal, quality assurance and supply chain staff responsible for conflict mineral compliance.

9.	Forward-looking Statements

Statements relating to due diligence improvements are forward-looking in nature and are based on our management’s current expectations or beliefs. Forward-looking statements can also be identified by words such as “expects,” “plans,” “intends,” “will,” “may,” and similar terms. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of our control and that could cause actual events to differ materially from those expressed or implied by the statements made herein. Subsequent events may affect AOI’s future determinations under Rule 13p-1.

10.	Conflict Minerals Disclosure

This Conflict Minerals Report and our Conflict Minerals Policy are available on our web site at http://ao-inc.com/about-our-company/global-compliance.

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Exhibit A:

List of Smelters and Refiners

Metal	Smelter Reference List	Smelter ID
Gold	Advanced Chemical Company	CID000015
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	Aurubis AG	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Métaux S.A.	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Daejin Indus Co., Ltd.	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Do Sung Corporation	CID000359
Gold	Doduco	CID000362
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	OJSC Novosibirsk Refinery	CID000493
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Ltd. Hong Kong	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hwasung CJ Co., Ltd.	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Metal Co., Ltd.	CID000988
Gold	Kyrgyzaltyn JSC	CID001029

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Gold	L'azurde Company For Jewelry	CID001032
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Elemetal Refining, LLC	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	PAMP S.A.	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Précinox S.A.	CID001498
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Royal Canadian Mint	CID001534
Gold	Sabin Metal Corp.	CID001546
Gold	Samduck Precious Metals	CID001555
Gold	SAMWON Metals Corp.	CID001562
Gold	Schone Edelmetaal B.V.	CID001573
Gold	SEMPSA Joyería Platería S.A.	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	So Accurate Group, Inc.	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	The Great Wall Gold and Silver Refinery of China	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	Torecom	CID001955
Gold	Umicore Brasil Ltda.	CID001977
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993

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Gold	Valcambi S.A.	CID002003
Gold	Western Australian Mint trading as The Perth Mint	CID002030
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243
Gold	Morris and Watson	CID002282
Gold	SAFINA A.S.	CID002290
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Faggi Enrico S.p.A.	CID002355
Gold	Geib Refining Corporation	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Republic Metals Corporation	CID002510
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Singway Technology Co., Ltd.	CID002516
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Emirates Gold DMCC	CID002561
Gold	Kaloti Precious Metals	CID002563
Gold	Sudan Gold Refinery	CID002567
Gold	T.C.A S.p.A	CID002580
Gold	Remondis Argentia B.V.	CID002582
Gold	Tony Goetz NV	CID002587
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Abington Reldan Metals, LLC	CID002708
Gold	SAAMP	CID002761
Gold	SAXONIA Edelmetalle GmbH	CID002777
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	AU Traders and Refiners	CID002850
Gold	AURA-II	CID002851
Gold	Gujarat Gold Centre	CID002852
Gold	Sai Refinery	CID002853
Gold	Universal Precious Metals Refining Zambia	CID002854
Gold	Modeltech Sdn Bhd	CID002857
Gold	Bangalore Refinery	CID002863
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291
Tantalum	Duoluoshan	CID000410
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineração Taboca S.A.	CID001175
Tantalum	Mitsui Mining & Smelting	CID001192
Tantalum	Molycorp Silmet A.S.	CID001200

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Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	QuantumClean	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemicals	CID001869
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	Zhuzhou Cemented Carbide	CID002232
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	D Block Metals, LLC	CID002504
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	KEMET Blue Metals	CID002539
Tantalum	Plansee SE Liezen	CID002540
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck GmbH Goslar	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550
Tantalum	Plansee SE Reutte	CID002556
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	KEMET Blue Powder	CID002568
Tantalum	Tranzact, Inc.	CID002571
Tantalum	E.S.R. Electronics	CID002590
Tantalum	Resind Indústria e Comércio Ltda.	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	Power Resources Ltd.	CID002847
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278
Tin	Alpha	CID000292
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295
Tin	CV Gita Pesona	CID000306
Tin	PT JusTindo	CID000307
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	CV Serumpun Sebalai	CID000313
Tin	CV United Smelting	CID000315
Tin	Dowa	CID000402
Tin	EM Vinto	CID000438
Tin	Estanho de Rondônia S.A.	CID000448
Tin	Feinhütte Halsbrücke GmbH	CID000466
Tin	Fenix Metals	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CID001063
Tin	China Tin Group Co., Ltd.	CID001070

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Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Metallic Resources, Inc.	CID001142
Tin	Metallo Chimique	CID001143
Tin	Mineração Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	Operaciones Metalurgical S.A.	CID001337
Tin	PT Alam Lestari Kencana	CID001393
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Bangka Kudai Tin	CID001409
Tin	PT Bangka Putra Karya	CID001412
Tin	PT Bangka Timah Utama Sejahtera	CID001416
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT BilliTin Makmur Lestari	CID001424
Tin	PT Bukit Timah	CID001428
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Eunindo Usaha Mandiri	CID001438
Tin	PT Fang Di MulTindo	CID001442
Tin	PT Karimun Mining	CID001448
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Panca Mega Persada	CID001457
Tin	PT Prima Timah Utama	CID001458
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Seirama Tin Investment	CID001466
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Sumber Jaya Indah	CID001471
Tin	PT Timah (Persero) Tbk Kundur	CID001477
Tin	PT Timah (Persero) Tbk Mentok	CID001482
Tin	PT Pelat Timah Nusantara Tbk	CID001486
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tommy Utama	CID001493
Tin	Rui Da Hung	CID001539
Tin	Soft Metais Ltda.	CID001758
Tin	Thaisarco	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Tin Company Limited	CID002180
Tin	CV Venus Inti Perkasa	CID002455
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	PT Tirus Putra Mandiri	CID002478
Tin	PT Wahana Perkit Jaya	CID002479
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	Phoenix Metal Ltd.	CID002507

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Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	PT Inti Stania Prima	CID002530
Tin	CV Ayi Jaya	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	CV Dua Sekawan	CID002592
Tin	CV Tiga Sekawan	CID002593
Tin	PT Cipta Persada Mulia	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Resind Indústria e Comércio Ltda.	CID002706
Tin	PT O.M. Indonesia	CID002757
Tin	Metallo-Chimique N.V.	CID002773
Tin	Elmet S.L.U.	CID002774
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Sukses Inti Makmur	CID002816
Tin	An Thai Minerals Co., Ltd.	CID002825
Tin	PT Kijang Jaya Mandiri	CID002829
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849
Tin	Modeltech Sdn Bhd	CID002858
Tin	Gejiu Jinye Mineral Company	CID002859
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Kennametal Fallon	CID000966
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318

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Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CID002518
Tungsten	Ganxian Shirui New Material Co., Ltd.	CID002531
Tungsten	Pobedit, JSC	CID002532
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	CID002538
Tungsten	H.C. Starck GmbH	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CID002578
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Tungsten	Niagara Refining LLC	CID002589
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Unecha Refractory metals plant	CID002724
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Woltech Korea Co., Ltd.	CID002843
Tungsten	Moliren Ltd	CID002845

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